Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated November 13, 2002, relating to the financial statements of Quest Group International, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.


JONES SIMKINS LLP
Logan, Utah
February 6, 2003